Exhibit 99.1
Tallgrass Energy Partners and Tallgrass Energy GP Report Strong Fourth Quarter 2015 Results and 2016 Guidance
LEAWOOD, Kan.--(BUSINESS WIRE)--February 17, 2016--Tallgrass Energy Partners, LP (NYSE: TEP) ("TEP") and Tallgrass Energy GP, LP (NYSE: TEGP) ("TEGP") today reported financial and operating results for the fourth quarter of 2015. TEP and TEGP are collectively referred to as Tallgrass Energy.
“Strong performance at TEP and TEGP continues to define Tallgrass Energy as top-tier midstream partnerships despite headwinds in the energy industry," said Tallgrass Energy President and CEO David G. Dehaemers Jr. “Tallgrass is poised for another strong year in 2016 thanks in large part to three significant events: the closing of the accretive acquisition of an additional 31.3 percent interest in Pony Express; our healthy fourth quarter of 2015 distribution increases; and the recent upsize of TEP's revolving credit facility."
"As we look ahead to the coming year, TEP expects to derive in excess of 95 percent of its cash flow from firm, fee-based payments and we do not anticipate a need to access the debt or equity capital markets in order to fund known capital expenditures," Dehaemers added. "Since inception, we have positioned TEP and its balance sheet to withstand the recent volatility in the energy markets.”
Fourth Quarter Distributions
Tallgrass Energy Partners, LP
As previously announced, the board of directors of TEP's general partner declared a quarterly cash distribution to partners of $0.64 per common unit for the fourth quarter of 2015. This quarterly distribution represents $2.56 on an annualized basis and an increase of 32.0 percent from the fourth quarter of 2014. The quarterly distribution was paid on Friday, February 12, 2016, to unitholders of record as of the close of business on Friday, January 29, 2016.
Tallgrass Energy GP, LP
Also previously announced, the board of directors of TEGP's general partner declared a quarterly cash distribution to Class A shareholders of $0.173 per Class A share for the fourth quarter of 2015. This quarterly distribution represents $0.692 per Class A share on an annualized basis, a sequential increase of 20.1 percent from the third quarter of 2015 and an increase of 30.2 percent from the first distribution following TEGP's IPO in May 2015. The fourth quarter 2015 cash distributions received by Tallgrass Equity from TEP are 103.0 percent higher than the comparable distributions Tallgrass Equity and its affiliates received from TEP in the fourth quarter of 2014, which was prior to the TEGP initial public offering. The quarterly distribution was paid on Friday, February 12, 2016, to Class A shareholders of record as of the close of business on Friday, January 29, 2016.
TEP Financial Outlook and Guidance
TEP expects distributable cash flow of $285 - $305 million and distribution coverage of 1.05 - 1.15x, for the year ended December 31, 2016. Additionally, TEP affirms its prior distribution growth guidance of a minimum average compounded annual distribution growth rate of at least 20 percent for 2015 - 2017.
TEGP Distribution Outlook and Guidance
For 2016 TEGP expects its cash distributions to Class A shareholders to grow at approximately two times the distribution growth rate of TEP’s cash distributions.  For example, if TEP’s cash distribution per unit for the fourth quarter of 2016 grows by approximately 20 percent as compared to TEP’s cash distribution per unit for the fourth quarter of 2015, TEGP would expect approximately 40 percent growth in cash distributions to Class A shareholders when comparing the same quarters.

Tallgrass Energy Partners, LP
Summary Financial Information(1)

Three Months Ended December 31,	Year Ended December 31,
(in thousands, except coverage and per unit data)	2015	2014	2015	2014

Net income attributable to partners	$40,649	$26,828	$160,546	$70,681
Add:
Interest expense, net of noncontrolling interest	4,312	2,800	15,517	7,648
Depreciation and amortization expense, net of noncontrolling interest	17,868	19,143	75,529	45,389
Loss on extinguishment of debt	226	—	226	—
Non-cash loss (gain) related to derivative instruments	218	(44)	—	(184)
Non-cash compensation expense	1,115	1,412	5,103	5,136
Non-cash loss from asset sales	312	—	4,795	—
Distributions from unconsolidated investment	—	—	—	1,464
Less:
Non-cash loss allocated to noncontrolling interest	—	(10,151)	(9,377)	(10,151)
Gain on remeasurement of unconsolidated investment	—	—	—	(9,388)
Equity in earnings of unconsolidated investment	—	—	—	(717)
Adjusted EBITDA	$64,700	$39,988	$252,339	$109,878
Add:
Pony Express preferred distributions in excess of distributable cash flow attributable to Pony Express	—	—	—	5,429
Pony Express deficiency payments received, net	4,461	5,378	16,511	5,378
Less:
Cash interest cost	(3,715)	(2,391)	(13,746)	(6,266)
Maintenance capital expenditures	(2,886)	(2,259)	(12,123)	(9,913)
Distributions to noncontrolling interest in excess of earnings	38	(5,361)	(22,479)	(5,361)
Cash flow attributable to predecessor operations	—	—	—	(3,086)
Distributable cash flow (DCF)	62,598	35,355	220,502	96,059
Less:
Distributions	(59,040)	(28,294)	(192,580)	(83,329)
Amounts in excess of distributions	$3,558	$7,061	$27,922	$12,730
Distribution coverage(2)	1.06	x	1.25	x	1.14	x	1.15	x

Pro Forma Distribution coverage, excluding $5,625,000 paid in February as a result of units issued in January 2016(3)	1.17x	1.18x

Common and subordinated units outstanding(4)	67,162	49,034	67,162	49,034
Distribution per common unit	$0.6400	$0.4850	$2.3400	$1.6000

(1)
The financial results for all periods presented in the table include the applicable results of operations of Trailblazer Pipeline Company LLC, which was acquired by TEP effective April 1, 2014, and our 33.3 percent membership interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”), which was acquired by TEP effective September 1, 2014. The acquisition of an additional 33.3 percent membership interest in Pony Express effective March 1, 2015, is presented prospectively from the date of acquisition, and as a result, financial information for periods prior to March 1, 2015, have not been recast to reflect the additional 33.3 percent membership interest.

(2)
Distribution coverage for the year ended December 31, 2014, includes the impact of the distributions associated with the 8.05 million units issued on July 25, 2014. Excluding the impact of the distributions paid as a result of the 8.05 million units, coverage would have been 1.20x for the year ended December 31, 2014.

(3)
The following table contains the calculation of distribution coverage excluding the impact of $5,625,000 in distributions that were paid on February 12, 2016 as a result of the issuance of 6.52 million common units to Tallgrass Development, LP on January 4, 2016.

(in thousands)	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Distributable cash flow (DCF)	$62,598	$220,502
Less:
Distributions excluding $5,625,000 paid in February as a result of units issued in January 2016	(53,415)	(186,955)
Amounts in excess of distributions excluding $5,625,000 paid in February as a result of units issued in January 2016	9,183	33,547
Distribution coverage, excluding $5,625,000 paid in February as a result of units issued in January 2016	1.17x	1.18x

(4)
Common and subordinated units outstanding represent the number of units as of the date of record for the fourth quarter distributions in both 2014 and 2015. All subordinated units converted into common units on February 17, 2015.

Pro Forma Reconciliation of Adjusted EBITDA
The following shows what TEP’s Adjusted EBITDA would have been for the periods presented if TEP included net deficiency payments from shippers' firm, take-or-pay contracts in calculating Adjusted EBITDA.  TEP's reported DCF and distribution coverage would remain unchanged.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2015	2014	2015	2014

Adjusted EBITDA	$64,700	$39,988	$252,339	$109,878
Add:
Pony Express deficiency payments received, net	4,461	5,378	16,511	5,378
Pro Forma Adjusted EBITDA	$69,161	$45,366	$268,850	$115,256

Segment Overview
The fourth quarter 2015 results by segment are summarized below:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Crude Oil Transportation & Logistics
Operating income	$55,610	$5,937	$159,467	$3,601
Add:
Depreciation and amortization expense, net of noncontrolling interest	8,607	9,796	39,359	10,553
Adjusted EBITDA attributable to noncontrolling interests	(18,365)	10,151	(24,245)	11,708
Less:
Non-cash loss allocated to noncontrolling interest	—	(10,151)	(9,377)	(10,151)
Segment Adjusted EBITDA	$45,852	$15,733	$165,204	$15,711

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Natural Gas Transportation & Logistics
Operating income	$8,813	$8,812	$41,802	$40,887
Add:
Depreciation and amortization expense	5,861	6,043	22,927	23,788
Non-cash loss (gain) related to derivative instruments	218	(44)	—	(184)
Other income	656	702	2,639	3,102
Segment Adjusted EBITDA	$15,548	$15,513	$67,368	$67,593

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Processing & Logistics
Operating income	$220	$6,118	$4,728	$20,577
Add:
Depreciation and amortization expense, net of noncontrolling interest	3,400	3,304	13,243	11,048
Non-cash loss from asset sales	312	—	4,795	—
Distributions from unconsolidated investment	—	—	—	1,464
Adjusted EBITDA attributable to noncontrolling interests	(27)	(55)	(20)	—
Segment Adjusted EBITDA	$3,905	$9,367	$22,746	$33,089
The segment reporting in the table above does not include corporate general and administrative costs or intersegment eliminations.

The Crude Oil Transportation & Logistics segment Adjusted EBITDA was $45.9 million for the fourth quarter of 2015, representing an increase of $30.1 million as compared to the fourth quarter of 2014. The increase was primarily due to the operating results of the Pony Express mainline and the lateral in Northeast Colorado, which were placed into commercial service in October 2014 and April 2015, respectively. TEP received distributable cash flow from Pony Express of $49.8 million for its 66.7 percent membership interest for the fourth quarter of 2015, representing an increase of $6.1 million as compared to the $43.7 million it received for the third quarter of 2015. The increase is primarily attributable to certain shippers transporting volumes in excess of their minimum commitments during the fourth quarter of 2015. Average daily throughput for the fourth quarter of 2015 was approximately 288 kbbls/d as compared to approximately 253 kbbls/d for the third quarter of 2015.
Adjusted EBITDA in the Natural Gas Transportation & Logistics segment for the fourth quarter of 2015 was $15.5 million, which was comparable to the results from the fourth quarter of 2014.  When comparing the Natural Gas Transportation & Logistics segment's Adjusted EBITDA for the fourth quarter of 2015 to its $16.0 million of Adjusted EBITDA for the third quarter of 2015, the slight decrease of $0.5 million is primarily attributable to higher operating costs. Firm contracted transportation capacity was 1,464 MMcf/d for the fourth quarter of 2015, representing a decrease of 86 MMcf/d compared to the 1,550 MMcf/d for the fourth quarter of 2014.
The Processing & Logistics segment generated Adjusted EBITDA of $3.9 million for the fourth quarter of 2015, representing a decrease of $5.5 million as compared to the fourth quarter of 2014. The decrease is due to lower average inlet volumes. When comparing the Adjusted EBITDA for the fourth quarter of 2015 to the $3.0 million of Adjusted EBITDA for the third quarter of 2015, the increase of $0.9 million is due to lower operating costs in the fourth quarter as a result of the planned plant downtime for annual maintenance which occurred during the third quarter of 2015. Approximate average inlet volumes at the processing facilities were 104 MMcf/day for the fourth quarter of 2015 as compared to 168 MMcf/day for the fourth quarter of 2014.

Tallgrass Energy GP, LP
Summary Financial Information
Information on distributions to Tallgrass Equity, TEGP and TEGP's Class A shareholders is shown below (in thousands, except coverage and per share data):

	Three Months Ended December 31, 2015	Period from May 12, 2015 (IPO) through December 31, 2015

TEP distributions to Tallgrass Equity:
General partner interest	$724	$2,011
IDRs	15,332	37,317
TEP common units owned by Tallgrass Equity	12,800	36,400
Total TEP distributions to Tallgrass Equity	28,856	75,728
Less:
Cash interest expense attributable to Tallgrass Equity	(1,034)	(2,599)
General and administrative expenses attributable to Tallgrass Equity	(500)	(1,250)
Cash available for distribution by Tallgrass Equity	27,322	71,879
Distributions to predecessor owners of pre-IPO available cash(1)	—	10,202
Distributions to Class A (TEGP)	8,257	18,613
Distributions to Class B (Exchange Right Holders)	18,944	42,707
Total cash distributions by Tallgrass Equity	27,201	71,522
TEGP:
Distributions received from Tallgrass Equity	8,257	18,613
Less:
Distributions to Class A shareholders	(8,257)	(18,613)
Amounts in excess of distributions	—	—
Distribution coverage	1.00x	1.00x

Class A shares outstanding	47,725	47,725
Distribution per Class A share	$0.173	$0.390

(1)
Distributions received by Tallgrass Equity from TEP and TEP GP for periods prior to the closing of TEGP’s initial public offering on May 12, 2015. These distributions were paid to Tallgrass Development, LP and the predecessor owners of Tallgrass Equity.

Tallgrass Development Purchase Program
TEP and TEGP announced today that the Board of Directors of Tallgrass Energy Holdings, LLC, the sole member of TEGP’s general partner and the general partner of Tallgrass Development, LP (“TD”), has authorized an equity purchase program under which TD may initially purchase up to an aggregate of $100 million of the outstanding Class A shares of TEGP or the outstanding common units of TEP.  TD may purchase Class A shares or Common Units from time to time on the open market or in negotiated purchases. The timing and amounts of any such purchases will be subject to market conditions and other factors, and will be in accordance with applicable securities laws and other legal requirements. The purchase plan does not obligate TD to acquire any specific number of Class A shares or Common Units and may be discontinued at any time.
Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss fourth quarter 2015 results at 4 p.m. Central Time on Wednesday, February 17, 2016. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.

Annual Report
TEP and TEGP are filing their 2015 Annual Reports on Form 10-K with the Securities and Exchange Commission ("SEC") on February 17, 2016. A copy of the reports will be available for viewing through a link on the Tallgrass Energy website at www.tallgrassenergy.com or on the SEC's website at www.sec.gov.
TEP unitholders and TEGP shareholders may request a hard copy of the applicable Annual Report on Form 10-K (including complete audited financial statements) free of charge. Requests should be communicated in writing to either Tallgrass Energy Partners, LP for TEP unitholders or Tallgrass Energy GP, LP for TEGP shareholders; Attention: Investor Relations; 4200 W. 115th Street, Suite 350, Leawood, KS 66211.
Tax Considerations
This release is intended to be a qualified notice to nominees and brokers under Treasury Regulation Sections 1.1446-4(b)(4) and (d).  All of TEP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, TEP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.
About Tallgrass Energy Partners, LP
Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. TEP currently provides crude oil transportation to customers in Wyoming, Colorado, and the surrounding regions through Pony Express, which owns the Pony Express System, a crude oil pipeline commencing in Guernsey, Wyoming and terminating in Cushing, Oklahoma that includes a lateral in northeast Colorado that commences in Weld County, Colorado, and interconnects with the pipeline just east of Sterling, Colorado. It provides natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through the Tallgrass Interstate Gas Transmission system, a FERC-regulated natural gas transportation and storage system located in Colorado, Kansas, Missouri, Nebraska and Wyoming, and the Trailblazer Pipeline system, a FERC-regulated natural gas pipeline system extending from the Colorado and Wyoming border to Beatrice, Nebraska. TEP provides services for customers in Wyoming at the Casper and Douglas natural gas processing facilities and the West Frenchie Draw natural gas treating facility, and NGL transportation services in Northeast Colorado. TEP also performs water business services in Colorado and Texas through BNN Water Solutions, LLC. TEP’s operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.
About Tallgrass Energy GP, LP
Tallgrass Energy GP, LP (NYSE: TEGP) is a limited partnership that has elected to be treated as a corporation for U.S. federal income tax purposes. TEGP owns a controlling membership interest in Tallgrass Equity, LLC through its role as the sole managing member. Tallgrass Equity, LLC owns, both directly and through its ownership of the general partner of TEP, all of TEP's incentive distribution rights, 100 percent of the general partner interest in TEP and 20,000,000 TEP Common Units.
To learn more, please visit our website at www.tallgrassenergy.com.
TEP's Non-GAAP Measures
Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that TEP management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA and distributable cash flow be considered alternatives to available cash, operating surplus, distributions of available cash from operating surplus or other definitions in our partnership agreement. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments. We define distributable cash flow as Adjusted EBITDA, plus preferred distributions received from Pony Express in excess of its distributable cash flow attributable to our net interest and adjusted for deficiency payments received from or utilized by Pony Express shippers, less cash interest expense, maintenance capital expenditures, distributions to noncontrolling interests in excess of earnings allocated to noncontrolling interests, and cash reserves permitted by our partnership agreement. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include TEP's and TEGP's 2016 financial outlook and guidance, TEP's and TEGP's expected average distribution growth rate in future periods, the percentage of cash flow expected to be comprised of firm, fee-based payments in 2016, the accretion and other financial benefits associated with TEP's acquisition of 31.3 percent of Pony Express on January 1, 2016 and the ability of TEP and TEGP to withstand market volatility. Forward looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TEP, TEGP and their subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TEP's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TEP and TEGP based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP and TEGP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TEP and TEGP’s financial performance and results, availability of sufficient cash flow to pay distributions and execute their business plans, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP and TEGP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP and TEGP do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Tallgrass Energy Partners, LP Financial Statements
TALLGRASS ENERGY PARTNERS, LP
CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$1,611	$867
Accounts receivable, net	57,742	39,768
Receivable from related parties	15	73,393
Gas imbalances	1,227	2,442
Inventories	13,793	13,045
Prepayments and other current assets	2,835	2,766
Total Current Assets	77,223	132,281
Property, plant and equipment, net	2,025,018	1,853,081
Goodwill	343,288	343,288
Intangible asset, net	96,546	104,538
Deferred financing costs, net	5,105	5,528
Deferred charges and other assets	14,894	18,481
Total Assets	$2,562,074	$2,457,197
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$22,218	$62,329
Accounts payable to related parties	7,852	3,915
Gas imbalances	1,605	3,611
Accrued taxes	13,844	3,989
Accrued liabilities	10,019	9,384
Deferred revenue	26,511	5,468
Other current liabilities	6,880	7,872
Total Current Liabilities	88,929	96,568
Long-term debt	753,000	559,000
Other long-term liabilities and deferred credits	5,143	6,478
Total Long-term Liabilities	758,143	565,478
Commitments and Contingencies
Equity:
Common unitholders (60,644,232 and 32,834,105 units issued and outstanding at December 31, 2015 and 2014, respectively)	1,618,766	800,333
Subordinated unitholder (0 and 16,200,000 units issued and outstanding at December 31, 2015 and 2014)	—	274,133
General partner (834,391 units issued and outstanding at December 31, 2015 and 2014, respectively)	(348,841)	(35,743)
Total Partners’ Equity	1,269,925	1,038,723
Noncontrolling interests	$445,077	$756,428
Total Equity	$1,715,002	$1,795,151
Total Liabilities and Equity	$2,562,074	$2,457,197

TALLGRASS ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per unit amounts)
Revenues:
Crude oil transportation services	$94,105	$28,343	$300,436	$28,343
Natural gas transportation services	29,275	31,315	119,895	126,733
Sales of natural gas, NGLs, and crude oil	20,001	39,362	82,133	181,249
Processing and other revenues	7,003	10,484	33,733	35,231
Total Revenues	150,384	109,504	536,197	371,556
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	20,326	36,358	75,285	167,545
Cost of transportation services (exclusive of depreciation and amortization shown below)	14,528	10,375	53,597	24,109
Operations and maintenance	13,084	11,548	49,138	39,577
Depreciation and amortization	21,714	19,143	83,476	47,048
General and administrative	12,248	11,939	50,195	33,160
Taxes, other than income taxes	5,249	1,312	21,796	6,704
Loss on sale of assets	312	—	4,795	—
Total Operating Costs and Expenses	87,461	90,675	338,282	318,143
Operating Income	62,923	18,829	197,915	53,413
Other (Expense) Income:
Interest expense, net	(4,310)	(2,801)	(15,514)	(7,292)
Gain on remeasurement of unconsolidated investment	—	—	—	9,388
Loss on extinguishment of debt	(226)	—	(226)	—
Equity in earnings of unconsolidated investment	—	—	—	717
Other income, net	656	703	2,639	3,103
Total Other (Expense) Income	(3,880)	(2,098)	(13,101)	5,916
Net income	59,043	16,731	184,814	59,329
Net (income) loss attributable to noncontrolling interests	(18,394)	10,096	(24,268)	11,352
Net income attributable to partners	$40,649	$26,827	$160,546	$70,681
Allocation of income to the limited partners:
Net income attributable to partners	$40,649	$26,827	$160,546	$70,681
Predecessor operations interest in net income	—	—	—	(1,508)
General partner interest in net income	(15,864)	(4,485)	(46,478)	(7,399)
Common and subordinated unitholders' interest in net income	24,785	22,342	114,068	61,774
Basic net income per common and subordinated unit	$0.41	$0.46	$1.95	$1.39
Diluted net income per common and subordinated unit	$0.40	$0.45	$1.91	$1.36
Basic average number of common and subordinated units outstanding	60,615	49,022	58,597	44,346
Diluted average number of common and subordinated units outstanding	61,502	50,174	59,575	45,394

TALLGRASS ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2015	2014
	(in thousands)
Cash Flows from Operating Activities:
Net income	$184,814	$59,329
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	87,367	49,041
Gain on remeasurement of unconsolidated investment	—	(9,388)
Loss on extinguishment of debt	226	—
Noncash compensation expense	5,103	5,136
Loss on sale of assets	4,795	—
Changes in components of working capital:
Accounts receivable and other	(15,605)	(348)
Gas imbalances	(757)	1,504
Inventories	(5,169)	(8,367)
Accounts payable and accrued liabilities	9,799	(21,787)
Deferred revenue	20,612	6,619
Other operating, net	(1,889)	(2,295)
Net Cash Provided by Operating Activities	289,296	79,444
Cash Flows from Investing Activities:
Capital expenditures	(65,387)	(665,650)
Issuance of related party loan	—	(270,000)
Acquisition of Western	(75,000)	—
Acquisition of Trailblazer	—	(150,000)
Acquisition of additional equity interests in Water Solutions	—	(7,600)
Acquisition of Pony Express membership interest	(700,000)	(27,000)
Other investing, net	(4,883)	17,521
Net Cash Used in Investing Activities	(845,270)	(1,102,729)
Cash Flows from Financing Activities:
Distributions to unitholders	(161,834)	(68,117)
Distributions to noncontrolling interests	(25,136)	—
Contribution from TD	—	27,488
Borrowings under revolving credit facility, net	194,000	424,000
Proceeds from public offering, net of offering costs	554,084	320,385
Contributions from Predecessor Entities, net	—	312,125
Other financing, net	(4,396)	8,271
Net Cash Provided by Financing Activities	556,718	1,024,152
Net Change in Cash and Cash Equivalents	744	867
Cash and Cash Equivalents, beginning of period	867	—
Cash and Cash Equivalents, end of period	$1,611	$867

Tallgrass Energy GP, LP Financial Statements
TALLGRASS ENERGY GP, LP
CONSOLIDATING BALANCE SHEETS

	December 31, 2015			December 31, 2014
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$1,611	$623	$2,234	$867	$—	$867
Accounts receivable, net	57,742	—	57,742	39,768	—	39,768
Receivable from related parties	15	—	15	73,393	—	73,393
Gas imbalances	1,227	—	1,227	2,442	—	2,442
Inventories	13,793	—	13,793	13,045	—	13,045
Prepayments and other current assets	2,835	—	2,835	2,766	—	2,766
Total Current Assets	77,223	623	77,846	132,281	—	132,281
Property, plant and equipment, net	2,025,018	—	2,025,018	1,853,081	—	1,853,081
Goodwill	343,288	—	343,288	343,288	—	343,288
Intangible asset, net	96,546	—	96,546	104,538	—	104,538
Deferred financing costs, net	5,105	1,533	6,638	5,528	—	5,528
Deferred tax asset	—	452,430	452,430	—	—	—
Deferred charges and other assets	14,894	—	14,894	18,481	—	18,481
Total Assets	$2,562,074	$454,586	$3,016,660	$2,457,197	$—	$2,457,197
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$22,218	$—	$22,218	$62,329	$—	$62,329
Accounts payable to related parties	7,852	(97)	7,755	3,915	—	3,915
Gas imbalances	1,605	—	1,605	3,611	—	3,611
Accrued taxes	13,844	—	13,844	3,989	—	3,989
Accrued liabilities	10,019	187	10,206	9,384	—	9,384
Deferred revenue	26,511	—	26,511	5,468	—	5,468
Other current liabilities	6,880	—	6,880	7,872	—	7,872
Total Current Liabilities	88,929	90	89,019	96,568	—	96,568
Long-term debt	753,000	148,000	901,000	559,000	—	559,000
Other long-term liabilities and deferred credits	5,143	—	5,143	6,478	—	6,478
Total Long-term Liabilities	758,143	148,000	906,143	565,478	—	565,478
Equity:
Total Partners’ Equity	1,269,925	(847,615)	422,310	1,038,723	(891,857)	146,866
Noncontrolling interests	445,077	1,154,111	1,599,188	756,428	891,857	1,648,285
Total Equity	$1,715,002	$306,496	$2,021,498	$1,795,151	$—	$1,795,151
Total Liabilities and Equity	$2,562,074	$454,586	$3,016,660	$2,457,197	$—	$2,457,197

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

TALLGRASS ENERGY GP, LP
CONSOLIDATING STATEMENTS OF INCOME

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
Revenues:
Crude oil transportation services	$94,105	$—	$94,105	$28,343	$—	$28,343
Natural gas transportation services	29,275	—	29,275	31,315	—	31,315
Sales of natural gas, NGLs, and crude oil	20,001	—	20,001	39,362	—	39,362
Processing and other revenues	7,003	—	7,003	10,484	—	10,484
Total Revenues	150,384	—	150,384	109,504	—	109,504
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	20,326	—	20,326	36,358	—	36,358
Cost of transportation services (exclusive of depreciation and amortization shown below)	14,528	—	14,528	10,375	—	10,375
Operations and maintenance	13,084	—	13,084	11,548	—	11,548
Depreciation and amortization	21,714	—	21,714	19,143	—	19,143
General and administrative	12,248	520	12,768	11,939	—	11,939
Taxes, other than income taxes	5,249	—	5,249	1,312	—	1,312
Loss on sale of assets	312	—	312	—	—	—
Total Operating Costs and Expenses	87,461	520	87,981	90,675	—	90,675
Operating Income	62,923	(520)	62,403	18,829	—	18,829
Other (Expense) Income:
Interest expense, net	(4,310)	(1,119)	(5,429)	(2,801)	—	(2,801)
Loss on extinguishment of debt	(226)	—	(226)	—	—	—
Equity in earnings of unconsolidated investment	—	—	—	—	—	—
Other income, net	656	—	656	703	—	703
Total Other (Expense) Income	(3,880)	(1,119)	(4,999)	(2,098)	—	(2,098)
Net income before tax	59,043	(1,639)	57,404	16,731	—	16,731
Deferred income tax benefit	—	10,877	10,877	—	—	—
Net income	59,043	9,238	68,281	16,731	—	16,731
less: Net (income) loss attributable to noncontrolling interests	(18,394)	(32,210)	(50,604)	10,096	(22,614)	(12,518)
Net income attributable to TEGP	$40,649	$(22,972)	$17,677	$26,827	$(22,614)	$4,213
Basic net income per Class A share			$0.37
Diluted net income per Class A share			$0.37
Basic average number of Class A shares outstanding			47,725
Diluted average number of Class A shares outstanding			47,725

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

TALLGRASS ENERGY GP, LP
CONSOLIDATING STATEMENTS OF INCOME

	Year Ended December 31, 2015			Year Ended December 31, 2014
	TEP	Consolidating Adjustments(1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
Revenues:
Crude oil transportation services	$300,436	$—	$300,436	$28,343	$—	$28,343
Natural gas transportation services	119,895	—	119,895	126,733	—	126,733
Sales of natural gas, NGLs, and crude oil	82,133	—	82,133	181,249	—	181,249
Processing and other revenues	33,733	—	33,733	35,231	—	35,231
Total Revenues	536,197	—	536,197	371,556	—	371,556
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	75,285	—	75,285	167,545	—	167,545
Cost of transportation services (exclusive of depreciation and amortization shown below)	53,597	—	53,597	24,109	—	24,109
Operations and maintenance	49,138	—	49,138	39,577	—	39,577
Depreciation and amortization	83,476	—	83,476	47,048	—	47,048
General and administrative	50,195	1,284	51,479	33,160	—	33,160
Taxes, other than income taxes	21,796	—	21,796	6,704	—	6,704
Loss on sale of assets	4,795	—	4,795	—	—	—
Total Operating Costs and Expenses	338,282	1,284	339,566	318,143	—	318,143
Operating Income	197,915	(1,284)	196,631	53,413	—	53,413
Other (Expense) Income:
Interest expense, net	(15,514)	(2,816)	(18,330)	(7,292)	—	(7,292)
Gain on remeasurement of unconsolidated investment	—	—	—	9,388	—	9,388
Loss on extinguishment of debt	(226)	—	(226)	—	—	—
Equity in earnings of unconsolidated investment	—	—	—	717	—	717
Other income, net	2,639	—	2,639	3,103	—	3,103
Total Other (Expense) Income	(13,101)	(2,816)	(15,917)	5,916	—	5,916
Net income before tax	184,814	(4,100)	180,714	59,329	—	59,329
Deferred income tax benefit	—	7,277	7,277	—	—	—
Net income	184,814	3,177	187,991	59,329	—	59,329
less: Net (income) loss attributable to noncontrolling interests	(24,268)	(131,767)	(156,035)	11,352	(59,767)	(48,415)
Net income attributable to TEGP	$160,546	$(128,590)	$31,956	$70,681	$(59,767)	$10,914

Allocation of income:
Net income attributable to TEGP from the beginning of the period to May 11, 2015	$7,393
Net income attributable to TEGP from May 12, 2015 to December 31, 2015	24,563
Basic net income per Class A share	$0.51
Diluted net income per Class A share	$0.51
Basic average number of Class A shares outstanding	47,725
Diluted average number of Class A shares outstanding	47,808

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

CONTACT:
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(913) 928-6014
media.relations@tallgrassenergylp.com